Material Changes to Investment Objectives and Policies
Post Merger

	On January 20, 2012, Old RIF merged into the Fund.
In connection with this merger, on December 13, 2011, the Fund's shareholders voted to approve changes to the Fund's fundamental investment objectives and restrictions to be identical to Old RIF's. Below is a table designed to provide a comparison of the material changes made to the Fund's investment objectives, policies and restrictions.



Pre-Merger

Post-Merger





Investment
Objectives

The Fund's
investment objective
is capital
appreciation.

The Fund's
investment objective
is a fundamental
policy that cannot be
changed without
shareholder approval.

The Fund's
primary
investment
objective is to
earn and pay to
its common
shareholders a
high level of
current income
by investing in
real estate
companies.
Capital
appreciation is
the Fund's
secondary
objective.

The Fund's
investment
objectives are
fundamental
policies that
cannot be
changed
without
shareholder
approval.

Concentratio
n

The Fund's
investments are
concentrated in the
real estate industry.

The Fund
concentrates its
investments in
the securities of
companies
primarily
engaged in the
real estate
industry.





Primary
Investments

Under normal market
conditions, the Fund
invests at least 80%
of its managed assets
in securities issued by
Asia Pacific real
estate companies.

The Fund defines a
real estate company
as a company that
derives at least 50%
of its revenue from
the ownership,
construction,
financing,
management or sale
of real estate, or has
at least 50% of its
assets invested in real
estate. A real estate
company is
considered to be an
Asia Pacific real
estate company if it
(i) has its principal
office in, (ii) has a
significant amount of
assets in one or more,
or (iii) conducts a
significant amount of
business in one or
more Asia Pacific
countries,
respectively.

Asia Pacific countries
include Australia,
China/Hong
Kong, India, Indonesi
a, Japan, Malaysia,
New Zealand,
Philippines,
Singapore, South
Korea, Taiwan,
Thailand and any
other country in
southern and
southeastern Asia.


Under normal
market
conditions, the
Fund invests: at
least 90% of its
managed assets
in income
producing
securities
issued by real
estate
companies,
including
common
shares,
preferred shares
and debt; at
least 75% of its
managed assets
in securities
issued by
REITs; and no
more than 10%
of its managed
assets in
securities
denominated in
currencies other
than the U.S.
dollar or traded
on a non-U.S.
stock
exchange.





Non-
Investment
Grade
Ratable
Securities

The Fund does not
invest any material
portion of its portfolio
in non-investment
grade ratable
securities.

The Fund may
invest in non-
investment
grade ratable
securities
without limit.

Generally,
preferred shares
and debt
securities,
including
securities
exchangeable
for or
convertible into
common equity
shares, are
considered
"ratable". The
Fund considers
a ratable
security to be
non-investment
grade rated if it
is not rated
Baa3, BBB- or
BBB- or higher
by at least one
of Moody's,
Standard &
Poor's, a
division of the
McGraw-Hill
Companies, Inc
.., or S&P, or
Fitch
Ratings, Inc., or
Fitch,
respectively, or
if it is unrated
and considered
non-investment
grade quality
by the Advisor.
For purposes of
the Fund's
credit quality
policies, if the
rating agencies
assign different
ratings to a
security, the
Fund will use
the rating
chosen by the
Advisor as the
most
representative
of the security's
credit quality.
If a ratable
security is not
rated by a
nationally
recognized
rating agency,
the Advisor
determines its
comparable
rating before
the Fund
invests in it.

Securities
which are not
investment
grade rated are
considered to
have
speculative
characteristics
with regard to
their capacities
to pay interest,
distributions or
principal
according to
stated terms.
Debt securities
that are not
investment
grade quality
are sometimes
referred to as
"junk bonds";
debt and
preferred
securities that
are not
investment
grade quality
are also
sometimes
referred to as
"high yield"
securities.






Fundamental
Investment
Restrictions

The Fund will not
purchase or sell real
estate, except that the
Fund may invest in
securities of
companies that deal
in real estate or are
engaged in the real
estate business,
including U.S. and
foreign REITs, and
securities secured by
real estate or such
interests and the Fund
may hold and sell real
estate or mortgages
on real estate
acquired through
default, liquidation or
other distributions of
an interest in real
estate as a result of
the Fund's ownership
of such securities.

The Fund will
not purchase or
sell real estate,
except that the
Fund may
invest in
securities of
companies that
deal in real
estate or are
engaged in the
real estate
business,
including real
estate
investment
trusts, and
securities
secured by real
estate or such
interests and
the Fund may
hold and sell
real estate or
mortgages on
real estate
acquired
through default,
liquidation or
other
distributions of
an interest in
real estate as a
result of the
Fund's
ownership of
such securities.





Non-
Fundamental
Investment
Restrictions

The Fund will invest,
under normal market
conditions, at least
80% of its managed
assets in securities
issued by Asia Pacific
real estate companies
unless the Fund
provides its
shareholders with at
least 60 days' prior
written notice in
compliance with SEC
rules.

The Fund will
invest, under
normal market
conditions, at
least 80% of
the value of its
managed assets
in securities
issued by real
estate
companies
unless the Fund
provides its
shareholders
with at least 60
days' prior
written notice
in compliance
with SEC rules.

  Since the completion of the merger on January 20, 2012, the Fund has liquidated all of its portfolio of Asia Pacific real estate companies, or RAP Legacy Assets, and reinvested the proceeds of such liquidation in real estate investment trusts and real estate companies domiciled in the United States, in accordance with these revised investment objectives, policies and restrictions. In order to sell the RAP Legacy Assets in an orderly manner, the Fund was permitted, for 180 days following January 20, 2012 (the closing date of the merger), to invest up to 50% of its managed assets in securities denominated in currencies other than the U.S. dollar or traded on a non-U.S. stock exchange, after which the Fund would not invest more than 10% of its managed assets in securities denominated in currencies other than the U.S. dollar or traded on a non-U.S. stock exchange.